SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2003

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-29757 (Commission File No.)	68-0255203 (IRS Employer Identification Number)

300 Lakeside Drive, Suite 1500, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 238-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Board of Directors have appointed Wade Woodson, 45, to Versata’s Board. Mr. Woodson has been nominated for the Class I Director with the term expiring at the annual meeting following the close of the 2005 fiscal year meeting of the Company.

Since 1987, Mr. Woodson has served as a managing director of Sigma Partners, a technology venture capital firm. From 1983 through 1987, he served as an associate of the law firm Cooley Godward, LLP. Mr. Woodson received a bachelor’s degree in electrical engineering from Stanford University. He holds a law degree from Harvard University and a Masters in Business Administration from the University of California, Haas School of Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: November 25, 2003	By:	/s/ Alan Baratz
Alan Baratz Director, Chief Executive Officer and President